UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  AUGUST 18, 2009  (Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                          0-27182                  25-1624305
                                                  (State or other jurisdiction                          (Commission File         IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 8.01  Other Events

           The Italian Oven Inc. (Pink Sheets: IOVE) received notice from shareholders that certain stock promotion groups have been commenting on the Company's common stock.  These groups include octpicks.com and standoutstocks.com.  IOVE did not authorize these releases.  However, there is no prohibition that prevents third parties from making commentary or reprinting company releases.  In the case of otcpicks.com, outdated information was included relating to the company's bankruptcy in 1997.  The Company emerged from bankruptcy in 1998 and remained dormant until late 2008.  During the dormancy, the Company maintained no assets or business prospects.  The Company is no longer affiliated with any restaurant or restaurant management group.  A list of our start-up enterprises can be found on our website, theitalianoveninc.com.  The Company is only now reorganizing itself to become a sustainable entity.  The restaurants that bear our name are independent and were granted autonomy over ten years ago.

           IOVE advises investors to be cautious.  Many stock promotion newsletters commingle information from companies that they received payment for distributions with information on stocks that they believe are popular or creating a "buzz."  This tricks investors interested in one stock into reading about the others.  At the same time, the promotion companies are actively selling stock in the companies they are paid to promote.  Neither otcpicks.com nor standoutstocks.com received compensation for its releases relating to our Company.

           IOVE maintains strict anti-promition policies with respect to its stock.  Informational releases are only disributed via official press releases originating from the Company.  IOVE warns potential investors that the Company trades on the over the counter market and should be considered only by professional investors.  OTC stocks are extremely risk and subject to volatility.  Investors should not buy stock in companies based on messages contained on public message boards.

IOVE's common stock is structured as follows:

Total number of common shares:  938,291,700
Restricted common belonging to My Pleasure Limited, United Kingdom:  500,000,000
Public float shares:  325,161,800 (held by CEDE & Company)
Certificate shares:  113,129,900 (70,546,600 restricted, 42,583,300 unrestricted)

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 18, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

          Yahoo Messenger:  theitalianoven
          AIM:   IOVNinvestors
          ICQ:   576757259
          MECA Messenger:  italianoven
          MSN:  theitalianoven (at) live.com
          Twitter:  italianoven
          web:  www.theitalianoveninc.com
          fax:  1-267-371-5168